Exhibit 99

                        FOR IMMEDIATE RELEASE


CONTACT:  Jeanne McDonald, Senior Vice President
          (212) 599-8000


                   FINANCIAL FEDERAL CORPORATION
       ANNOUNCES $125 MILLION ASSET SECURITIZATION FINANCING
       -----------------------------------------------------

New York, NY:  July 10, 2001 - Financial Federal Corporation ("FIF"
- NYSE) announced today that its wholly-owned operating subsidiary, Financial Federal Credit Inc., has successfully completed a $125 million asset securitization financing arranged by Bank of America Securities, LLC. The facility is structured as a revolving balance sheet financing and will be funded through the asset-backed commercial paper market.


Steve F. Groth, CFO, commented: "Financial Federal Corporation is pleased to announce its first securitization financing. Entry into the asset securitization market represents a significant achievement in the Company's ongoing efforts to further diversify its sources of stable, cost-effective funding. Consistent with Financial Federal's conservative strategies, this securitization will have no 'gain on sale' and will be treated as debt on the Company's balance sheet."


Financial Federal Corporation specializes in financing industrial, commercial and professional equipment through installment sales and leasing programs for manufacturers, dealers and end users nationwide. In addition to its New York office, the Company has six full-service operations centers in Texas, Illinois, New Jersey, North Carolina, Georgia and California, and numerous additional marketing locations throughout the country. For additional information, please visit us at www.financialfederal.com.


This document contains forward-looking statements, which involve management assumptions, risks and uncertainties. Consequently, if such management assumptions prove to be incorrect or such risks or uncertainties materialize, the Company's actual results could differ materially from the results in the forward-looking statements.

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